Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-218477) of ASV Holdings, Inc. of our report dated March 22, 2018, relating to the financial statements as of and for the year ended December 31, 2017 which appear in this Form 10-K.

/s/ UHY LLP

Sterling Heights, Michigan

March 29, 2019